Exhibit 99.1

BLUE WATER ACQUISITION CORP. IV ANNOUNCES LETTER OF INTENT FOR A PROPOSED ACQUISITION OF MAHA CAPITAL AB SUBSIDIARIES, CREATING A PUBLIC PLATFORM WITH VENEZUELAN ENERGY EXPOSURE AND HIGH-GROWTH AI FINTECH BUSINESS

NEW YORK, April 28, 2026 /PRNewswire/ — Blue Water Acquisition Corp. IV (NYSE: BWIV) (“BWIV”), a publicly listed special purpose acquisition company (the “Company”), today announced that it has entered into a letter of intent (“LOI”) to acquire substantially all of Maha Capital AB (“Maha”) subsidiaries inclusive of their respective assets and contracts expected to result in the formation of a publicly traded company listed on the New York Stock Exchange (NYSE). The Company will be headquartered in New York City and will create a differentiated portfolio of energy and financial technology assets.

The transaction is expected to provide investors with exposure to a uniquely positioned energy platform. A central component of the acquisition is Maha’s subsidiaries and affiliated entities holding exposure to Venezuelan energy-related assets that may operate under authorizations issued by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including General License 52 (“GL 52”), subject to regulatory compliance and applicable approvals. These authorizations, where applicable, provide a structured legal framework for certain activities involving Venezuela’s energy sector in accordance with U.S. sanctions laws.

According to the U.S. Department of Energy, Venezuela holds the largest proven oil reserves in the world, primarily concentrated in the Orinoco Belt. Despite the scale of these resources, production has declined materially over the past decade due to underinvestment and infrastructure constraints, creating a significant opportunity for capital, technology, and operational expertise to unlock value over time. Upon completion of the transaction, the Company is expected to be among a limited number of publicly traded platforms offering exposure to Venezuelan energy assets within an OFAC-compliant structure. This positioning provides investors with potential access to a globally significant resource base, coupled with long-term optionality tied to geopolitical and regulatory developments.

In addition to its energy platform, the Company will include Maha’s financial technology subsidiaries, which comprise a rapidly growing platform that leverages artificial intelligence to transform business-to-business credit and payments. The platform utilizes advanced AI-driven underwriting models, machine learning risk analytics, and real-time transaction data to expand access to credit for underserved small and medium-sized enterprises, particularly in Latin America and Canada where traditional lending infrastructure remains constrained.

Through these capabilities, the platform enables faster credit decision-making, improved risk management, and scalable deployment across fragmented markets. The business also benefits from strategic partnerships, strengthening its position within the global payments ecosystem and enhancing distribution capabilities.

Following the closing of the transaction, the company intends to separate its fintech operations into a standalone publicly traded entity within approximately thirty to ninety days. This planned separation is intended to allow each business to be independently valued by the market, reduce the valuation discount often associated with combined structures, and provide shareholders with exposure to two focused companies, each with a distinct strategy and growth profile.

The Company will be led by an experienced management team with a track record of operating and scaling public companies. Joseph Hernandez, Chairman and Chief Executive Officer of BWIV, is expected to serve as Chairman and Interim Chief Executive Officer of the Company. Governance is expected to include a five-member board of directors with balanced representation from both BWIV and Maha.

The transaction is expected to be negotiated based on a reference valuation reflecting Maha’s equity market capitalization of approximately $490 million, based on a 14-day volume-weighted average share price of SEK 12.84 and 351,991,889 outstanding shares, as of April 27, 2026. The parties intend to negotiate definitive agreements and pursue closing within an expected timeframe of approximately ninety days, subject to the completion of due diligence, regulatory approvals, and shareholder approvals.

Joseph Hernandez stated, “This transaction brings together two highly differentiated opportunities into one platform. We are acquiring a portfolio of strategic energy and technology assets with meaningful long-term upside. On one side, we have exposure to one of the most significant energy resource bases in the world, structured within an OFAC-compliant framework. On the other, we are building a high-growth AI-driven fintech platform that is expanding access to credit across underserved markets. By separating these businesses shortly after closing, we believe we can unlock meaningful value for shareholders and create two focused public companies positioned for long-term growth.”

About Blue Water Acquisition Corp. IV

Blue Water Acquisition Corp. IV is a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar acquisition with one or more businesses. While the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on partnering with high-quality businesses across technology, energy, and financial services.

About Maha Capital AB

Maha Capital AB is a Stockholm-based publicly listed company with a diversified portfolio of energy-related assets and financial technology operations.

Definitive Documentation

The parties will announce additional details regarding the proposed acquisition if and when a definitive agreement is executed. No assurances can be provided as to the entry into or timing of any definitive agreement or the consummation of any transaction. Any transaction would be subject to the completion of satisfactory due diligence, the negotiation of a definitive agreement and related ancillary agreements providing for the proposed acquisition, satisfaction of the conditions negotiated therein, board and shareholder approvals, regulatory approvals and other customary conditions.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed acquisition, the Company or a newly formed holding company will prepare and file a proxy statement/prospectus with the U.S. Securities and Exchange Commission (the “SEC”). The Company urges investors and securityholders to read the proxy statement/prospectus and other documents filed with the SEC when they become available, as they will contain important information regarding the proposed acquisition. The proxy statement/prospectus will be distributed to the Company’s public shareholders in connection with the Company’s solicitation of proxies for the vote by its shareholders with respect to the proposed acquisition and other matters as will described therein. All SEC filings will be available free of charge at www.sec.gov.

Participants in the Solicitation

BWIV, Maha, and their respective directors, officers, and employees may be deemed participants under SEC rules in the solicitation of proxies in connection with the proposed acquisition. Information about BWIV’s directors and officers is available in BWIV’s SEC filings.

Additional details regarding the interests of persons involved in the proposed acquisition will be included in the proxy statement/prospectus when it becomes available.

Forward Looking Statements

All information in this press release concerning Maha has been provided solely by Maha and has not been independently verified by BWIV, which makes no representation or warranty as to the accuracy or completeness of such information and assumes no obligation to update the information in this press release, except as required by law. This press release includes “ forward-looking statements” with respect to BWIV and Maha. The expectations, estimates, and projections of the businesses of Maha and BWIV may differ from their actual results, and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,”“potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the execution and delivery of a definitive agreement with respect to the proposed acquisition, future performance and anticipated financial impacts of the proposed acquisition, the satisfaction of the closing conditions to the proposed acquisition, and the timing of the completion of the proposed acquisition. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of BWIV and Maha and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the negotiations and any subsequent definitive agreements with respect to the proposed acquisition, and the possibility that the terms and conditions set forth in any definitive agreements with respect to the proposed acquisition may differ materially from the terms and conditions set forth in the letter of intent; (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the proposed acquisition and any definitive agreements with respect thereto; (3) the inability to complete the proposed acquisition, including due to failure to obtain approval of the shareholders of BWIV and Maha or other conditions to closing; (4) the inability to obtain or maintain the listing of the Company’s securities on the New York Stock Exchange, The Nasdaq Stock Market LLC, or another national securities exchange following the proposed acquisition; (5) the risk that the proposed acquisition disrupts current plans and operations as a result of the announcement and consummation of the proposed acquisition; (6) the ability to recognize the anticipated benefits of the proposed acquisition, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably and retain its key employees; (7) costs related to the proposed acquisition; (8) changes in applicable laws or regulations; (9) risks related to Maha’s business, competition within the industry, the risks inherent in development projects and exploration activities, potential delays or cost overruns in capital expenditures, the ability to secure necessary raw materials, compliance with regulatory requirements, environmental and safety obligations, economic and market conditions, and political or geopolitical developments; and (10) other risks and uncertainties included in documents filed or to be filed with the SEC by BWIV, Maha and the Company. The foregoing list of factors is not exclusive.You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. BWIV and Maha do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances upon which any such statement is based, except as required by law. Past performance by BWIV and Maha is not a guarantee of future performance. Therefore, you should not place undue reliance on the historical record of the performance of BWIV and Maha as indicative of future performance of an investment or the returns that BWIV and Maha will, or are likely to, generate going forward.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed acquisition. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction where such offer, solicitation, or sale would be unlawful under the securities laws of any such jurisdiction.

Contact:

Stephanie Mercier

stephaniem@bluewaterventurepartners.net

SOURCE Blue Water Acquisition Corp. IV